EXHIBIT 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of CalAmp Corp. (the “Company”) on Form 10-Q for the quarter ended August 28, 2010 as filed with the Securities and Exchange Commission (the “Report”), we, Richard Gold, Chief Executive Officer of the Company, and Richard Vitelle, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard Gold
Richard Gold
Chief Executive Officer

/s/ Richard Vitelle
Richard Vitelle
Vice President and Chief Financial Officer
October 6, 2010
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.